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FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2002

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On September 19, 2002, the Board of Directors of Evolving Systems, Inc. (the "Company") appointed Brendan F. Reidy to the Board of Directors, to serve until the 2004 annual meeting and until his successor is elected and has qualified, or until his earlier death, resignation or removal.

        Mr. Reidy is currently an independent consultant providing strategic services to telecommunications and financial services firms. From November 2000 through December of 2001, Mr. Reidy served as Vice President of Strategy and Corporate Development of Latis Networks, Inc. From January 1995 through November of 2000, he was employed at Qwest Communications/US West, Inc., serving in a variety of positions, including Vice President of International Business Development, Vice President of Corporate Strategy and Vice President of Strategic Planning. Prior to then, Mr. Reidy served as Vice President and General Manager of Litton Integrated Automation, pioneering large-scale image based systems for document automation. Mr. Reidy was co-founder and Vice President of Sales and Marketing of Software Alliance Corporation. Mr. Reidy currently serves on the Advisory Board of Greenbrier & Russel, a privately held systems integration, staff augmentation and training firm. Mr. Reidy holds an M.B.A. from The Wharton School, University of Pennsylvania and an A.B. from Stanford University.

Evolving Systems, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVOLVING SYSTEMS, INC.
Dated: September 23, 2002	By:	/s/ GEORGE A. HALLENBECK George A. Hallenbeck Chief Executive Officer

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  Item 5. Other Events.
SIGNATURES